August 3, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:      Volu-Sol, Inc.
         File Ref. No. 0-23153

Ladies and Gentlemen:

         We were previously the principal accountants for Volu-Sol, Inc. and under the date of December 8, 2000, we reported on the financial statements of Volu-Sol, Inc. as of and for the year ended September 30, 2000. On August 2, 2001, our services were terminated. We have read Volu-Sol, Inc.'s statements included under Item 4 of its Form 8-K dated August 2, 2001, and we agree with such statements.

                                                              Sincerely,


                                                              /s/ Tanner + Co.





675 East 500 South, Suite 640
Salt Lake City, Utah 84102
(801) 532-7444